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                                                                   EXHIBIT 10.20

                   [UNITED INVESTORS REALTY TRUST LETTERHEAD]


                                                               February 17, 1998


                                                           By Fax (813) 725-2689

Town 'N Country Plaza of Tampa, Limited
      &
Trustee James H. Shimberg
      on Behalf of Landowner
c/o Stuart S. Golding Company
27001 US Highway 19 North
Suite 2095
Clearwater, Florida 34621


      Re:    Town 'N Country Shopping Center (the "Property")


Gentlemen:

      Reference is made to that certain letter agreement dated October 15, 1997, as modified by letter dated November 25, 1997 (collectively, the "Agreement") pursuant to which United Investors Realty Trust ("UIRT") was granted an option to purchase the Property.

     Paragraph 3 of the October 15, 1997 letter referred to above, provides that UIRT will not exercise the Option (as defined in the "Agreement") unless it has completed, by February 15, 1998, its initial public offering (the "IPO") of approximately $80,000,000. As discussed with David Scher on the telephone, the IPO road show is scheduled to commence during the week of February 16, 1998 and to conclude during the week of March 3, 1998. Accordingly, UIRT would like to modify Paragraph 3 of the aforesaid letter to provide that it will not exercise the Option unless it has completed, by April 15, 1998, its IPO of approximately $80,000,000.

     In addition, we understand that you are negotiating for the release of Piccadilly from its lease at the Property in exchange for receipt of the payment of a sum of money equal to the base rent, real estate taxes and CAM charges that Piccadilly is required to pay over a 12 month period and in connection with the execution and delivery of a new lease for a restaurant at a substantially higher net rent. Although we have approved, in concept, the substitution of a lease for a new restaurant for the Piccadilly lease, such approval is based on our approval of the final terms and conditions of the Piccadilly release and the final terms and conditions of the proposed new restaurant lease and on the understanding that notwithstanding the provisions of Paragraph 2 of the Agreement, no adjustment will be made to the current market value or the Purchase Price as a result of such release and new lease.

     If the foregoing reflects your understanding and approval, please so indicate in the space provided herein below and return a faxed copy to me at
(214) 360-2696.  Such approval will

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constitute amendment Number 2 to the Agreement.  Your early attention to this will be greatly appreciated.


                                             Very truly yours,
                                       United Investors Realty Trust


                                       By: /s/ LEWIS H. SANDLER
                                          ---------------------------
                                               Lewis H. Sandler
                                               President & CEO

Approved:
--------

Town 'N Country Plaza of Tampa, Limited
By: Town 'N Country Park, Inc.
      its general partner


By: /s/ JAMES H. SHIMBERG              Date: 2/18/98
   ----------------------                    -------

PSK Associates, Limited Partnership
      its general partner
By:  Stuart S. Golding Company
      as agent


By: DAVID SCHER                        Date: 2/18/98
   ----------------------                    -------


James H. Shimberg as Trustee for fee landowners

By: /s/ JAMES H. SHIMBERG              Date: 2/18/98
   ----------------------                     -------



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